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                                                                   EXHIBIT 10.25

                  SECOND AMENDMENT TO THE INDUSTRIAL LEASE-NET
                         1465 Batavia Street Orange, Ca

                                    RECITALS

          This Amendment is made with reference to the following facts:


       A By that certain Lease, made July 1,1985 (the Original Lease) and the First Amendment to the Lease dated February 2nd 1990 including all exhibits attached thereto. Landlord leased to Tenant and Tenant leased from Landlord those certain premises commonly known as 1465 N. Batavia Street City of Orange, State of California and including 92,500 square feet of office and industrial space comprising an entire building (the "Building") and described in the Original Lease as Exhibit A, in the First Amendment.

       B Landlord and Tenant desire to extend the current term of the Lease until September 30, 2004 on terms and conditions set forth below.

       C Tenant desires an option to extend the lease.

       D Tenant desires to potentially construct an extension to the Building and to certain alterations to the premises.

       E Landlord and Tenant desire to make certain other modifications to the Original Lease and to the First Amendment as set forth herein.


       NOW THEREFORE in consideration of the mutual covenants herein contained, the extension of the Original Lease and the First Amendment, considerations set forth below, the parties agree to the following changes:

       Changes to be made in the Original Lease

       Par 3.1. TERM. The current term of the Lease is hereby extended until September 30, 2004
       Par 4. Delete (Restated in First Amendment)
       Par 8.3 Replacement value is now $4,500,000
       Par 49&50 Delete 49 & 50 (Restated in First Amendment)

      Changes to be made in the First Amendment

       Page 1 B Change to September 30, 2004
       Page 1 1. Term extend to September 30, 2004
       Page 2&3 D(i),(ii),(iii),(iv) All to be deleted (no longer applies) Page 3 RENT 4(i), (ii), (iii) Delete
       Page 4 B Change date to April 1, 2003
       Page 4 C (i),(ii) Delete
       Page 7 9A Date to be change to September 30, 2004
       Page 9 exhibits: B, C, E to be deleted (No longer applies)

       Based on the above changes to be made, the following is the Second Amendment dated October 1, 1998


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                                   LEASE TERMS

1    Extension of 5 years to the present lease, plus one (1) five year option.

2    For an 9 month period beginning the 1st month after the lease extension is signed, the rent will be $.50 per square foot based on 92,500 sq. ft. with no CPI increase.

3    Starting the 10th month from the execution of the lease extension, the lease rent will be as follows:

     $.575 per sq. ft. if the lease is signed by October 12, 1998

Starting the 10th month CPI increases would resume on the dates agreed to and stated in the current lease namely CPI as of end March with payments starting July 1st.

Silicon Valley Group Inc.                         LST Investment
Thermco Systems Division

/s/ Russell G. Weinstock                          /s/ K.A. Lang
Vice President of Finance and C.F.O.
Silicon Valley Group Inc.

Date 9/30/98                                      Date 11/8/98


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